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[TRUE NORTH GRAPHIC]


March 19, 2001
Kevin Smith:  312/425-6546
Kathryn Woods:  212/727-5582


FOR IMMEDIATE RELEASE

            TRUE NORTH REPORTS FOURTH QUARTER AND FULL YEAR EARNINGS


CHICAGO--TRUE NORTH COMMUNICATIONS INC. (NYSE: TNO) today reported an earnings increase for the fourth quarter and full year 2000, driven by higher organic growth and operating margin.

This announcement follows the earlier release of True North's operating results on March 12. Full earnings results had been postponed until Modem Media (NASDAQ:
MMPT) reported its fourth quarter and full-year results. True North owns an approximate 44% stake in Modem Media and accounts for it using the equity method of accounting.

All numbers reported herein reflect a change in accounting treatment for amortization of intangible assets. As reported on March 12, 2001, True North has adopted a 20-year amortization period for intangible assets related to prior acquisitions versus the 40-year period used previously for most acquisitions. The Company had also reported that it would restate previously issued financial statements in its 2000 form10-K filing to be made at the end of the month.

FOURTH QUARTER 2000 EARNINGS
For the fourth quarter ended December 31, 2000, excluding unusual items, net income increased 15% to $45.7 million from $39.7 million in last year's fourth quarter, with earnings per share up 11% to $0.89 per diluted share from $0.80 per diluted share. This reflects the change in accounting treatment, which resulted in an incremental $3.7 million ($0.05 per diluted shared) in amortization of intangible assets in the fourth quarter of 2000, compared with an incremental $2.7 million ($0.05 per diluted share) of additional amortization in the year-ago quarter.

As previously reported, True North recorded a $17.5 million fourth quarter pre-tax charge ($0.20 per diluted share) related to the Chrysler account loss. True North also recorded a charge of $25.7 million ($0.50 diluted per share), representing its share of Modem Media's restructuring and goodwill impairment charges. Most of the Modem Media charge was related to goodwill impairment from a previous acquisition; Modem Media has publicly announced that it believes the value of this acquisition goodwill is fully impaired and cannot be recovered from expected future cash flows. Including the impact of these two unusual items, True North had fourth quarter 2000 net earnings of $9.9 million or $0.19 per diluted share.

                                     -More-


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2/TRUE NORTH REPORTS FOURTH QUARTER AND FULL YEAR EARNINGS

 "Our fourth quarter and full year earnings reflect the growing strengths of our brands and our greater financial discipline," commented David Bell, True North's Chairman and Chief Executive Officer.

Fourth quarter EBITDA (earnings before interest, taxes, depreciation and amortization), excluding the Chrysler charge and Modem Media, was $107.8 million, up 22.8% from $87.8 million in last year's fourth quarter. Adjusted for the change in accounting treatment of amortization of intangible assets, depreciation and amortization totaled $17.9 million in this year's fourth quarter, compared with $16.6 million in the year-ago quarter.

FULL-YEAR 2000 EARNINGS
For the twelve-month period ended December 31, 2000, excluding unusual items, net income was $97.1 million or $1.90 per diluted share, compared with net income of $74.8 million or $1.55 per diluted share for 1999. These results reflect the change in accounting treatment for amortization of intangible assets, which added $14.6 million ($0.24 per diluted share) in amortization of intangible assets in 2000, compared with $12.5 million ($0.22 per diluted share) of additional amortization of intangible assets in 1999. Including the impact of unusual items, True North had 2000 net earnings of $61.6 million or $1.21 per diluted share, compared with $28.2 million or $0.59 per diluted share in 1999.

Full year 2000 EBITDA was $271.0 million excluding the Chrysler charge and Modem Media, up 27.2% from $213.0 million in 1999, which excludes the 1999 restructuring charge of $75.4 million. Adjusted for the change in accounting treatment of amortization of intangible assets, depreciation and amortization totaled $69.2 million this year, compared with $62.1 million in 1999.

Kevin Smith, True North's Chief Financial Officer, commented, "I'm pleased to report that we met all of our financial objectives for 2000." Results follow:

TRUE NORTH 2000 FINANCIAL OBJECTIVES*
-------------------------------------------------------------------------------
                                    FINANCIAL OBJECTIVES           2000 ACTUAL*
o        EPS growth                   GREATER THAN  15%                22.6%
o        Organic growth               GREATER THAN   9%                 9.8%
o        Operating margin             GREATER THAN  12%                12.8%
o        Staff cost ratio                LESS THAN  60%                58.7%
o        Tax rate                         low 40s                      43.8%
o        Debt to total capital           LESS THAN  40%                17.2%

* Excludes restructuring and other charges and includes the
  changes in amortization period
-------------------------------------------------------------------------------


2001 OUTLOOK
Smith reiterated that True North is comfortable with 2001 consensus earnings estimates for the first quarter, adjusted for the change in amortization periods.

                                     -More-



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3/TRUE NORTH REPORTS FOURTH QUARTER AND FULL YEAR EARNINGS


ABOUT TRUE NORTH
True North Communications (NYSE: TNO) is a top global advertising and communications holding company. It has three major global brands: FCB Worldwide, advertising; BSMG Worldwide, public relations; and Marketing Drive Worldwide, marketing services. In addition, True North has a strong set of other brands including Bozell Group, New America Strategies Group, Temerlin McClain, R/GA, Tierney Communications and TN Media. True North also has a stake in the German-based advertising agency, Springer & Jacoby. Based in Chicago, True North had 2000 revenues of approximately $1.5 billion.

CAUTIONARY STATEMENT
Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of Section 21E(i)(1) of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause True North's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in competition, the ability of True North to continue to improve its cost management, the ability to retain current and attract new clients, the ability of True North to integrate acquisitions or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel and changes in government regulation. In light of these and other uncertainties, the forward-looking statements included in this document should not be regarded as a representation by True North that True North's plans and objectives will be achieved.

                                      # # #

                            (FINANCIAL TABLES FOLLOW)

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TRUE NORTH COMMUNICATIONS INC.
OPERATIONS ANALYSIS
QUARTER ENDED DECEMBER 31,


                                                     2000                                1999                    2000 OPERATIONS
                                     ----------------------------------    ---------------------------------  B/(W) 1999 OPERATIONS
                                                                                     DECONSOLIDATE             --------------------
                                     OPERATIONS    UNUSUAL     EXTERNAL    OPERATIONS     MODEM     EXTERNAL        $         %
                                      --------    ---------    --------     --------      -------    --------    -------    -----
Commissions and Fees                  $441,004    $     --     $441,004     $399,104      $24,490    $423,594    $41,900    10.5%
                                      --------    ---------    --------     --------      -------    --------    ------
Operating Expenses:
    Salaries and employee benefits     234,611          --      234,611      217,816       13,613     231,429    (16,795)   -7.7%
    Office and general expenses        121,809(b)       --      121,809      114,610(b)     7,792     122,402     (7,199)   -6.3%
    Restructuring and other charges         --      17,500(a)    17,500           --           --          --         --     n/a
                                      --------    ---------    --------     --------      -------    --------    ------
      Total operating expenses         356,420      17,500      373,920      332,426       21,405     353,831    (23,994)   -7.2%
                                      --------    ---------    --------     --------      -------    --------    ------
Operating Income                        84,584     (17,500)      67,084       66,678        3,085      69,763     17,906    26.9%
Other Income (Expense)                      68          --           68        1,643          571       2,214     (1,575)  -95.9%
                                      --------    ---------    --------     --------      -------    --------    ------
Pretax Income                           84,652     (17,500)      67,152       68,321        3,656      71,977     16,331    23.9%
Provision for Income Taxes              36,706      (7,429)      29,277       29,292        2,138      31,430     (7,414)  -25.3%
                                      --------    ---------    --------     --------      -------    --------    ------
                                        47,946     (10,071)      37,875       39,029        1,518      40,547      8,917    22.8%
Minority Interest Expense               (2,904)         --       (2,904)      (1,320)        (827)     (2,147)    (1,584) -120.0%
Equity Income                              698     (25,734)(c)  (25,036)       2,025         (691)      1,334     (1,327)  -65.5%
                                      --------    ---------    --------     --------      -------    --------    ------
Net Income                             $45,740    $(35,805)      $9,935      $39,734       $   --     $39,734     $6,006    15.1%
                                       =======    =========      ======      =======       =======    =======     ======
Basic Earnings Per Share               $  0.92    $  (0.72)      $ 0.20      $  0.82       $   --     $  0.82     $ 0.10    12.2%
                                       =======    =========      ======      =======       =======    =======     ======
Dilutive Earnings Per Share            $  0.89    $  (0.70)      $ 0.19      $  0.80       $   --     $  0.80     $ 0.09    11.3%
                                       =======    =========      ======      =======       =======    =======     ======


Staff Cost Ratio                          53.2%                    53.2%        54.6%                    54.6%
O&G Expense Ratio                         27.6%                    27.6%        28.7%                    28.9%
Operating Margin                          19.2%                    15.2%        16.7%                    16.5%
Tax Rate                                  43.4%                    43.6%        42.9%                    43.7%

Average Shares O/S - Basic              49,928                   49,928       48,381                   48,381
Average Shares O/S - Diluted            51,213                   51,213       49,452                   49,452


    (a)  REPRESENTS CHRYSLER SPECIAL CHARGE.
    (b)  INCLUDES ADDITIONAL AMORTIZATION OF INTANGIBLE ASSETS OF $3,665 IN 2000 AND $2,737 IN 1999 DUE TO A CHANGE IN ACCOUNTING.
    (c)  REPRESENTS TRUE NORTH'S EQUITY SHARE OF MODEM RESTRUCTURING AND GOODWILL IMPAIRMENT CHARGES.

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TRUE NORTH COMMUNICATIONS INC.
OPERATIONS ANALYSIS
YEAR ENDED DECEMBER 31,




                                                                      2000
                                         ---------------------------------------------------------------
                                                                   DECONSOLIDATE
                                           OPERATIONS        UNUSUAL          MODEM          EXTERNAL
                                         ---------------   ------------   -------------   --------------
Commissions and Fees                         $1,528,305       $     --         $28,538       $1,556,843
                                         ---------------   ------------   -------------   --------------
Operating Expenses:
    Salaries and employee benefits              897,038             --          17,851          914,889
    Office and general expenses                 435,033(c)          --          13,628          448,661
    Restructuring and other charges                  --         16,910(a)           --           16,910
                                         ---------------   ------------   -------------   --------------
      Total operating expenses                1,332,071         16,910          31,479        1,380,460
                                         ---------------   ------------   -------------   --------------
Operating Income                                196,234        (16,910)         (2,941)         176,383
Other Income (Expense)                           (8,391)            --             544           (7,847)
                                         ---------------   ------------   -------------   --------------
Pretax Income                                   187,843        (16,910)         (2,397)         168,536
Provision for Income Taxes                       82,345         (7,187)            597           75,755
                                         ---------------   ------------   -------------   --------------
                                                105,498         (9,723)         (2,994)          92,781
Minority Interest Expense                        (4,555)            --           1,569           (2,986)
Equity Income                                    (3,883)(f)    (25,734)(e)       1,425          (28,192)
                                         ---------------   ------------   -------------   --------------

Net Income                                   $   97,060       ($35,457)         $   --       $   61,603
                                         ===============   ============   =============   ==============
Basic Earnings Per Share                     $     1.96        $ (0.72)         $   --       $     1.24
                                         ===============   ============   =============   ==============
Dilutive Earnings Per Share                  $     1.90        $ (0.69)         $   --       $     1.21
                                         ===============   ============   =============   ==============


Staff Cost Ratio                                   58.7%                                           58.8%
O&G Expense Ratio                                  28.5%                                           28.8%
Operating Margin                                   12.8%                                           11.3%
Tax Rate                                           43.8%                                           44.9%


Average Shares O/S - Basic                       49,494                                          49,494
Average Shares O/S - Diluted                     51,066                                          51,066








                                                                       1999
                                                   ---------------------------------------------         2000 OPERATIONS
                                                                   DECONSOLIDATE                       B/(W) 1999 OPERATIONS
                                                                                                     -----------------------
                                                  OPERATIONS     UNUSUAL     MODEM     EXTERNAL         $              %
                                                  ----------   ----------   --------  ----------     --------       --------

Commissions and Fees                              $1,365,373   $       --    $74,041  $1,439,414     $162,932         11.9%
                                                  -----------  -----------  --------- -----------    ---------
Operating Expenses:
    Salaries and employee benefits                   828,659           --     42,774     871,433      (68,379)        -8.3%
    Office and general expenses                      396,914(c)        --     24,819     421,733      (38,119)        -9.6%
    Restructuring and other charges                        -       75,354(b)      --      75,354           --          n/a
                                                  -----------  -----------  --------- -----------    ---------
      Total operating expenses                     1,225,573       75,354     67,593   1,368,520     (106,498)        -8.7%
                                                  -----------  -----------  --------- -----------    ---------
Operating Income                                     139,800      (75,354)     6,448      70,894       56,434         40.4%
Other Income (Expense)                                (6,766)       5,135(d)   1,975         344       (1,625)       -24.0%
                                                  -----------  -----------  --------- -----------    ---------
Pretax Income                                        133,034      (70,219)     8,423      71,238       54,809         41.2%
Provision for Income Taxes                            59,492      (23,633)     5,430      41,289      (22,853)       -38.4%
                                                  -----------  -----------  --------- -----------    ---------
                                                      73,542      (46,586)     2,993      29,949       31,956         43.5%
Minority Interest Expense                             (2,637)           -     (1,524)     (4,161)      (1,918)       -72.7%
Equity Income                                          3,903            -     (1,469)      2,434       (7,786)      -199.5%
                                                  -----------  -----------  --------- -----------    ---------
Net Income                                        $   74,808     ($46,586)   $    --  $   28,222     $ 22,252         29.7%
                                                  ===========  ===========  ========= ===========    =========
Basic Earnings Per Share                          $     1.58      $ (1.00)   $    --  $     0.60     $   0.38         24.1%
                                                  ===========  ===========  ========= ===========    =========
Dilutive Earnings Per Share                       $     1.55         n/m     $    --  $     0.59     $   0.35         22.6%
                                                  ===========  ===========  ========= ===========    =========


Staff Cost Ratio                                        60.7%                               60.5%
O&G Expense Ratio                                       29.1%                               29.3%
Operating Margin                                        10.2%                                4.9%
Tax Rate                                                44.7%                               58.0%


Average Shares O/S - Basic                            47,346                              47,346
Average Shares O/S - Diluted                          48,142                              48,142




    (a)  REPRESENTS $17,500 CHRYSLER SPECIAL CHARGE TAKEN IN THE 4TH QUARTER AND THE REVERSAL OF $590 EXCESS 1999 RESTRUCTURING
         RESERVES THAT WERE TAKEN INTO INCOME IN THE 3RD QUARTER.
    (b)  REPRESENTS RESTRUCTURING AND OTHER CHARGES, PRIMARILY SEVERANCE AND REAL ESTATE COSTS.
    (c)  INCLUDES ADDITIONAL AMORTIZATION OF INTANGIBLE ASSETS OF $14,585 IN 2000 AND $12,495 IN 1999 DUE TO A CHANGE IN ACCOUNTING.
    (d)  REPRESENTS GAINS ON THE SALE OF DOUBLECLICK SHARES SOLD IN THE 1ST AND 3RD QUARTERS.
    (e)  REPRESENTS TRUE NORTH'S EQUITY SHARE OF MODEM RESTRUCTURING AND GOODWILL IMPAIRMENT CHARGES.
    (f)  INCLUDES APPROXIMATELY $5,200 OF GOODWILL AMORTIZATION RELATING MODEM'S FEBRUARY 2000 ACQUISITION.


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